SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2011

PROVIDENT NEW YORK BANCORP

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25233	80-0091851
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Rella Boulevard, Montebello, New York	10901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 17, 2011, at the annual meeting of stockholders of Provident New York Bancorp (the “Company”), the stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed on January 5, 2011. The voting results are presented below.

1. Election of Dennis L. Coyle, Victoria Kossover, Burt Steinberg and George Strayton as directors of the Company for a three-year term.

Nominee	For	Withheld	Broker Non-Votes
Dennis L. Coyle	22,451,681	3,959,452	6,179,675
Victoria Kossover	25,927,993	483,140	6,179,675
Burt Steinberg	25,339,752	1,071,381	6,179,675
George Strayton	25,663,660	747,473	6,179,675

2. Approval, by non-binding vote, on the compensation of the Named Executive Officers (Say-on-Pay).

For	Against	Abstain	Broker Non-Votes
22,881,801	3,317,855	211,477	6,179,675

3. Recommendation, by non-binding vote, on the frequency of executive compensation votes (Say-on-Pay).

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
23,075,314	465,358	2,662,861	207,600	6,179,675

In accordance with the voting results for this item, the Company’s Board of Directors determined that an advisory vote to approve executive compensation will be conducted annually.

4. Ratification of the appointment of Crowe Horwath LLP as the independent registered accountant for the fiscal year ending September 30, 2011

For	Against	Abstain	Broker Non-Votes
31,449,195	1,091,142	50,471	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT NEW YORK BANCORP

DATE: February 18, 2011	By:	/s/ Paul A. Maisch
Paul A. Maisch
Executive Vice President and
Chief Financial Officer